THE INSURED        RICHARD ROE           VARIABLE
                                           LIFE INSURANCE
 POLICY OWNER        RICHARD ROE           POLICY

  FACE AMOUNT        $100,000                         EQUITABLE
                                           VARIABLE LIFE INSURANCE COMPANY
                                                    [EVLICO LOGO]
POLICY NUMBER        SPECIMEN


                    EQUITABLE VARIABLE LIFE INSURANCE COMPANY
                         A Stock Life Insurance Company

Agrees

o To pay the insurance benefits of this policy to the Beneficiary upon receiving proof of the Insured's death; and

o To provide you (the policy Owner) with the other rights and benefits of this policy.

These agreements are subject to the provisions of this policy.

THE DEATH BENEFIT OF THIS POLICY DURING THE FIRST POLICY YEAR WILL EQUAL THE FACE AMOUNT SHOWN ON PAGE 3. THEREAFTER, IT MAY INCREASE OR DECREASE EACH YEAR AS DESCRIBED ON PAGE 4 DEPENDING UPON THE INVESTMENT EXPERIENCE OF THIS POLICY, BUT SHALL NEVER BE LESS THAN THE FACE AMOUNT.

THE ACCOUNT VALUE AND THE CASH VALUE OF THIS POLICY WILL VARY FROM DAY TO DAY. THEY MAY INCREASE OR DECREASE DEPENDING UPON THE INVESTMENT EXPERIENCE OF THIS POLICY.

The amount of the single premium for this policy is shown on page 3.

RIGHT TO EXAMINE POLICY. You may examine this policy and if for any reason you are not satisfied with it, you may cancel it by returning the policy with a written request for cancellation to our Administrative Office by the later of:
(a) the 10th day after you receive it; or (b) the 45th day after Part 1 of the application was signed. If you do this, we will refund the premium that was paid.

   SPECIMEN                                     SPECIMEN
 Kevin Keefe          Secretary              Franklin Maisano          President

     Single Premium Whole Life Plan -- Level Face Amount. Variable insurance payable upon death. Guaranteed Minimum Death Benefit. Non-Participating. Investment experience reflected in benefits. Investment options described on page 6.

No. 85-09

                        VARIABLE LIFE INSURANCE COMPANY
                                  [EVLICO LOGO]
              1285 Avenue of the Americas, New York, New York 10019

CONTENTS

Insurance benefits  2
Policy owner and beneficiary  4
Death Benefit  4

Account Value  4
Cash Value  4
Loans  5

The Separate Account  5
Investment Options,
   allocations, transfers  6

Exchange of Policy  6
General  Provisions  7
Payment  Options  8
Basis of Values  10
(Net rates of return, variable adjustment amount, benefit base, calculation of Account Values)

A copy of the application for this policy is at the back of the policy.

IN THIS POLICY:

"We," "our" and "us" mean Equitable Variable Life Insurance Company.

"You" and "your" mean the Owner of the policy at the time an Owner's right is exercised.

ADMINISTRATIVE OFFICE

The address of our Administrative Office is shown on page 3. You should send requests to that address unless instructed otherwise.


                               INSURANCE BENEFITS

The insurance benefits we pay at the insured's death include:

   o  the Death Benefit described on page 4;

   o  minus any loan (and loan interest) on the policy.

We will add interest to the resulting amount for the period from the date of death to the date of payment. It will be computed at the interest rate we are then paying under the Deposit Option on page 8.

Payment of these benefits may be affected by other provisions of this policy. See the Suicide Exclusion, Incontestability and Age and Sex clauses on page 7. Special exclusions or limitations (if any) are listed on page 3.


No. 85-09                            Page 2

                               POLICY INFORMATION

   THE INSURED       RICHARD ROE           REGISTER DATE       MAR 1, 1985

  POLICY OWNER       RICHARD ROE           DATE OF ISSUE       MAR 1, 1985

   FACE AMOUNT       $100,000              ISSUE AGE, SEX      35, MALE

 POLICY NUMBER       SPECIMEN              BENEFICIARY         MARGARET H. ROE

      STATE OF
     RESIDENCE       SPECIMEN STATE

************************** BENEFITS AND PREMIUMS TABLE *************************

BENEFITS                         SINGLE PREMIUM
                                 FOR THIS POLICY

LIFE INSURANCE - VARIABLE        $25,890.82

THE SINGLE PREMIUM IS $25,890.82 AND IS DUE ON OR BEFORE DELIVERY OF THE POLICY.

THE FOLLOWING DEDUCTIONS ARE MADE FROM THE SINGLE PREMIUM:
              ADMINISTRATIVE EXPENSE: $200.00
              STATE PREMIUM TAX:       517.82
THE NET SINGLE PREMIUM AMOUNT ALLOCATED TO THE SEPARATE ACCOUNT IS $25,173.00.

************** INVESTMENT ALLOCATION OF NET SINGLE PREMIUM AMOUNT **************

                     INVESTMENT DIVISIONS:  COMMON STOCK 50%
                                            MONEY MARKET 50%



******* ADMINISTRATIVE OFFICE: EQUITABLE VARIABLE LIFE INSURANCE COMPANY *******
                               SPECIMEN REGIONAL SERVICE CENTER
                               100 SPECIMEN ST.
                               CITY, STATE 10001


V85-09-3                             Page 3

                          POLICY INFORMATION CONTINUED

   THE INSURED      RICHARD ROE               REGISTER DATE       MAR 1, 1985

   FACE AMOUNT      $100,000                  DATE OF ISSUE       MAR 1, 1985

 POLICY NUMBER      SPECIMEN                  ISSUE AGE, SEX      35, MALE


 ********************************** TABULAR VALUES *****************************

THE  ACCOUNT  VALUE AND CASH  VALUE OF THIS  POLICY  MAY BE GREATER OR LESS THAN
            AMOUNTS SHOWN AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT
             SEE PAGE 4 FOR ACCOUNT VALUE AND CASH VALUE PROVISIONS

                     TABULAR VALUES AT ENDS OF POLICY YEARS

    END OF                     TABULAR                    TABULAR
  POLICY YEAR              ACCOUNT VALUES               CASH VALUES

       1                       $26,019                      $23,960
       2                        26,892                       24,984
       3                        27,790                       26,050
       4                        28,712                       27,158
       5                        29,659                       28,309
       6                        30,630                       29,504
       7                        31,623                       30,743
       8                        32,641                       32,030
       9                        33,683                       33,364
      10                        34,748                       34,748
      11                        35,837                       35,837
      12                        36,951                       36,951
      13                        38,089                       38,089
      14                        39,252                       39,252
      15                        40,440                       40,440
      16                        41,653                       41,653
      17                        42,888                       42,888
      18                        44,143                       44,143
      19                        45,416                       45,416
      20                        46,704                       46,704
    AGE 60                      53,364                       53,364
    AGE 62                      56,124                       56,124
    AGE 65                      60,301                       60,301
    AGE 70                      67,206                       67,206


THESE  VALUES DO NOT  REFLECT  LOANS.  VALUES  NOT SHOWN  WILL BE  FURNISHED  ON
REQUEST.


V85-09-3A                            Page 3A

                          POLICY INFORMATION CONTINUED

                          TABLE OF NET SINGLE PREMIUMS

For $1.00 of Variable Adjustment Amount or Paid-Up Whole Life Level Insurance. Values shown are applicable on policy anniversaries. The net single premium as of a date during a policy year shall be determined by interpolation between the values applicable on the immediately preceding and immediately following anniversaries.


 Age of                      Age of                    Age of                   Age of                    Age of
Insured             Net     Insured           Net     Insured          Net     Insured           Net     Insured            Net
(Nearest           Single   (Nearest         Single   (Nearest        Single   (Nearest         Single   (Nearest          Single
Birthday)         Premium   Birthday)       Premium   Birthday)      Premium   Birthday)       Premium   Birthday)        Premium
---------         -------   ---------       -------   ---------      -------   ---------       -------    ---------       -------

                                                            MALE INSURED
                                                            ------------

   1              $.08655      21           $.16103      41          $.30630      61           $.54739       81         $ .80702
   2               .08901      22            .16584      42           .31623      62            .56124       82           .81756
   3               .09165      23            .17087      43           .32641      63            .57516       83           .82774
   4               .09441      24            .17613      44           .33683      64            .58909       84           .83745
   5               .09731      25            .18165      45           .34748      65            .60301       85           .84665

   6               .10038      26            .18744      46           .35837      66            .61689       86           .85536
   7               .10361      27            .19351      47           .36951      67            .63072       87           .86362
   8               .10702      28            .19985      48           .38089      68            .64453       88           .87153
   9               .11061      29            .20646      49           .39252      69            .65831       89           .87920
  10               .11436      30            .21334      50           .40440      70            .67206       90           .88679

  11               .11828      31            .22049      51           .41653      71            .68574       91           .89444
  12               .12232      32            .22790      52           .42888      72            .69929       92           .90237
  13               .12645      33            .23558      53           .44143      73            .71262       93           .91083
  14               .13063      34            .24352      54           .45416      74            .72564       94           .92013
  15               .13484      35            .25173      55           .46704      75            .73828       95           .93048

  16               .13906      36            .26019      56           .48007      76            .75052       96           .94201
  17               .14330      37            .26892      57           .49324      77            .76238       97           .95459
  18               .14757      38            .27790      58           .50655      78            .77391       98           .96774
  19               .15193      39            .28712      59           .52002      79            .78517       99           .98064
  20               .15640      40            .29659      60           .53364      80            .79621      100          1.00000


                                                           FEMALE INSURED
                                                           --------------

   1              $.07178      21           $.13538      41          $.26197      61           $.47686       81         $ .77229
   2               .07383      22            .13985      42           .27047      62            .49058       82           .78597
   3               .07602      23            .14449      43           .27917      63            .50455       83           .79922
   4               .07831      24            .14930      44           .28807      64            .51871       84           .81195
   5               .08072      25            .15429      45           .29719      65            .53301       85           .82411

   6               .08324      26            .15946      46           .30654      66            .54743       86           .83569
   7               .08589      27            .16482      47           .31613      67            .56201       87           .84673
   8               .08865      28            .17038      48           .32597      68            .57676       88           .85730
   9               .09155      29            .17613      49           .33604      69            .59177       89           .86749
  10               .09457      30            .18209      50           .34637      70            .60703       90           .87741

  11               .09773      31            .18825      51           .35693      71            .62253       91           .88720
  12               .10100      32            .19462      52           .36775      72            .63818       92           .89704
  13               .10438      33            .20122      53           .37880      73            .65388       93           .90712
  14               .10788      34            .20805      54           .39008      74            .66948       94           .91771
  15               .11146      35            .21510      55           .40160      75            .68489       95           .92905

  16               .11515      36            .22239      56           .41336      76            .70006       96           .94128
  17               .11895      37            .22990      57           .42540      77            .71496       97           .95429
  18               .12285      38            .23761      58           .43774      78            .72961       98           .96766
  19               .12689      39            .24554      59           .45042      79            .74406       99           .98064
  20               .13106      40            .25366      60           .46347      80            .75830      100          1.00000



V85-09-3B                                                  Page 3B

                          POLICY INFORMATION CONTINUED

                       DESCRIPTION OF INVESTMENT DIVISIONS

THE ASSETS IN EACH INVESTMENT DIVISION ARE INVESTED IN SHARES OF A DESIGNATED PORTFOLIO OF AN INVESTMENT COMPANY. EACH PORTFOLIO REPRESENTS A DIFFERENT CLASS (OR SERIES) OF SHARES ISSUED BY THE HUDSON RIVER FUND, INC.

COMMON STOCK  DIVISION - WE EXPECT THE  INVESTMENTS  IN THIS PORTFOLIO WILL BE,
                         PRIMARILY,   COMMON   STOCKS   AND  OTHER   EQUITY-TYPE
                         INVESTMENTS.

MONEY MARKET DIVISION -  WE EXPECT THE  INVESTMENTS  IN THIS  PORTFOLIO WILL BE,
                         PRIMARILY, SHORT-TERM (NOT TO EXCEED ONE YEAR) MONEY MARKET INSTRUMENTS, SUCH AS: UNITED STATES (U.S.) GOVERNMENT AND U.S. GOVERNMENT AGENCY SECURITIES; BANK MONEY INSTRUMENTS; TIME DEPOSITS; CERTIFICATES OF DEPOSIT; HIGH GRADE COMMERCIAL PAPER, INCLUDING MASTER DEMAND NOTES; AND REPURCHASE AGREEMENTS COVERING U.S. GOVERNMENT OBLIGATIONS AND CERTIFICATES OF DEPOSIT.

INVESTMENT RESULTS WILL REFLECT FLUCTUATIONS IN MARKET VALUES OF SECURITIES. PLEASE REFER TO THE CURRENT PROSPECTUS FOR THE HUDSON RIVER FUND, INC. FOR A COMPLETE DESCRIPTION OF THE FUND AND THE DESIGNATED PORTFOLIOS.


V85-09-3C                            Page 3C

                          POLICY OWNER AND BENEFICIARY

OWNER. The Owner of this policy is the Insured unless otherwise stated in the application, or later changed. As Owner, you can exercise all the rights in this policy while the Insured is living. You do not need the consent of anyone who has only a conditional or future ownership interest in this policy.

BENEFICIARY. The Beneficiary is as stated in the application, unless later changed. If two or more persons are named, those surviving the Insured will share equally unless otherwise stated.

We will pay any benefit for which there is no stated Beneficiary living at the death of the Insured to the children of the Insured who then survive, in equal shares. If none survive, we will pay the estate of the Insured.

CHANGES. While the Insured is living, you may change the Owner or Beneficiary by written notice in a form satisfactory to us. The change will take effect on the date you sign the notice, except that it will not apply to any payment we make or other action we take before we receive the notice at our Administrative Office. If you change the Beneficiary, any previous arrangement you made under the Payment Options provision on page 8 is cancelled.

ASSIGNMENT. You may assign this policy, but we will not be bound by an assignment unless it is in writing and we have received it at our Administrative Office. Your rights and those of any other person referred to in this policy will be subject to the assignment. We assume no responsibility for the validity of any assignment.


                                  DEATH BENEFIT

The Death Benefit equals:

   o  the face amount shown on page 3;

   o plus the sum, if positive, of the Variable Adjustment Amounts, for each investment division under this policy in which you have a cash value, for the policy year in which the Insured dies.

However, the Death Benefit will in no event be less than the amount of Paid-up Whole Life Level Insurance that could be purchased by the Account Value at the Insured's death on the basis of the Table of Net Single Premiums on page 3B.

See page 10 for a description of how the Variable Adjustment Amount for each investment division is determined.

                                  ACCOUNT VALUE

The policy's Account Value will vary daily with the performance of the investment divisions in which you have Account Value under this policy. See page 11 for a description of how the Account Value is determined.

                                   CASH VALUE

You may give up this policy for its net cash value at any time while the Insured is living. The net cash value is the cash value minus any loan and loan interest.

We will determine the net cash value on the date we receive your signed request for it at our Administrative Office. The policy will terminate on the date you send the policy and the request to us.

CASH VALUE. The policy's cash value will vary daily with the performance of the investment divisions in which you have a cash value under this policy.

During the first ten policy years the cash value on any date will be equal to the product of (1) and (2), where:

(1) is the Account Value on that date; and

(2) is the Tabular Cash Value divided by the Tabular Account Value for that date.

Whenever the difference between the Account Value and cash value exceeds 9% of the single premium for this policy, we will increase the cash value by the amount of such excess.

Tabular Account Values and Tabular Cash Values are shown on page 3A.

After the tenth policy year, the cash value will equal the Account Value.


V85-09-4                             Page 4

                                      LOANS

You may get a loan on this policy while it has a loan value. This policy will be the sole security for the loan.

The amount of the loan may not be more than the loan value. A loan must be at least $100 more than any existing loan and loan interest. Any existing loan and loan interest will be deducted from the new loan.

A loan, whether you repay it or not, will have a permanent effect on the Variable Adjustment Amounts, Death Benefit, Account Value and cash value under this policy.

We will allocate loans to the investment divisions based on your net cash value in each investment division as of the dates the loans are made. We will allocate loan repayments to the investment divisions based on the amount of your outstanding loans as to each investment division as of the dates the repayments are made.

LOAN VALUE.  The loan value is 90% of the policy's cash value.

LOAN  INTEREST.  Interest  on a loan  accrues  daily,  at an annual  rate of 5%.
Interest is due on each policy anniversary. If the interest is not paid when due, it will be added to the loan and bear interest at the loan rate.

When a loan plus loan interest first exceeds the cash value, we will mail to you and any assignee of record at last known addresses a notice that the policy will terminate if such excess amount is not repaid within 31 days after we mailed such notice.

REPAYMENT. You may repay a loan and loan interest in whole or in part at any time while the Insured is living and this policy is in effect. We will deduct any existing loan and loan interest from any benefits we pay at the Insured's death.


                              THE SEPARATE ACCOUNT

The Separate Account is our Separate Account I (in unit investment trust form). We established and we maintain it under the laws of New York State. Realized and unrealized gains and losses from the assets of the Separate Account are credited or charged against it without regard to our other income, gains, or losses. Assets are put in the Separate Account to support this policy and other variable life insurance policies. Assets may be put in the Separate Account for other purposes, but not to support contracts or policies other than variable life insurance.

The assets of the Separate Account are our property. The portion of its assets equal to the reserves and other policy liabilities with respect to the Separate Account will not be chargeable with liabilities arising out of any other business we conduct. We may transfer assets of the Separate Account in excess of such reserves and liabilities to our general account. We may transfer assets of an investment division in excess of the reserves and other liabilities with respect to that division to another investment division or to our general account.

We will value the assets of each investment division on each business day. A business day is generally any day on which the New York Stock Exchange is open for trading.

INVESTMENT DIVISIONS. The Separate Account consists of "investment divisions". Each division may invest its assets in a separate class (or series) of shares of a designated investment company. Each class represents a separate portfolio in the investment company. The investment divisions available on the Register Date are described on Page 3C. If we add or remove investment divisions, we will send you a new Page 3C reflecting this.

We have the right to change designated investment companies. We have the right to add or remove investment divisions. We have the right to withdraw assets of a class of policies to which this policy belongs from an investment division and put them in another investment division. We also have the right to combine any two or more investment divisions. The term "investment division" in this policy shall then refer to any other investment division in which the assets of a class of policies to which this policy belongs were placed. If we make any such change we will send you a new Page 3C reflecting it.


V85-09-4                             Page 5

                         THE SEPARATE ACCOUNT CONTINUED

We have the right to:

   1. register or deregister either Separate Account under the Investment Company Act of 1940;

   2. run the Separate Account under the direction of a committee, and to discharge such committee at any time;

   3. restrict or eliminate any voting rights of policyowners, or other persons who have voting rights as to the Separate Account; and

   4. operate the Separate Account by making direct investments or in any other form. If we do so, we may invest the assets of the Separate Account in any legal investments. We will rely upon our own and outside counsel for advice in this regard. Also, unless otherwise required by law or regulation, the investment advisor or any investment policy may not be changed without our consent.

CHANGE IN INVESTMENT OBJECTIVE OR POLICY. We will notify you of any material change in an investment objective or policy of any investment company that is invested in by an investment division to which net premiums have been allocated under this policy.

If required by law or regulation, the investment policy of the Separate Account will not be changed unless approved by the Superintendent of Insurance of New York State or deemed approved in accordance with such law or regulation. If so required, the process for getting such approval is filed with the insurance supervisory official of the jurisdiction in which this policy is delivered.

                               INVESTMENT OPTIONS

ALLOCATION OF NET SINGLE PREMIUM. We will allocate to each investment division as of the Register Date a percentage of the Net Single Premium Amount shown on page 3. Such allocation will be based on the allocation percentages designated in the application for this policy.

TRANSFER OF ACCOUNT VALUES. You may ask us to transfer all or part of your Account Value in one investment division to another. Only two such transfers may be made in a policy year. We will make the transfer as of the date we receive your written request for it at our Administrative Office.

                               EXCHANGE OF POLICY

You may exchange this policy for a policy of permanent fixed benefit insurance on the life of the Insured. You may make such an exchange within 24 months after the Date of Issue shown on page 3. We will not require evidence of insurability. We will require:

1. That this policy be in effect on the date of exchange; and

2. Repayment of any loan and loan interest on this policy.

The date of exchange will be the later of: (a) the date you send us this policy and the signed request on our form of such exchange; or (b) the date we receive at our Administrative Office any sum due to be paid for such exchange.

THE NEW POLICY. The new policy will be the "Single Premium Life Plan" policy being offered by The Equitable Life Assurance Society of the United States (Equitable) on the Date of Issue of this policy. It is a policy of permanent fixed benefit life insurance. It will have the same face amount, Register Date, Date of Issue, and Issue Age as this policy. The single premium for the new policy will be based on Equitable's rates in effect on its Register Date for the same class of risk as under this policy.

Upon request you will be told the amount of the single premium for the new policy, and of any extra sum required or allowance to be made for a premium or cash value adjustment that takes appropriate account of the premiums and cash values under this policy and under the new policy. If so required, we have filed a detailed statement of the method of computing such an adjustment with the insurance supervisory official of the jurisdiction in which this policy is delivered.


V85-09-6                             Page 6

                               GENERAL PROVISIONS

THE CONTRACT. This insurance is granted in consideration of payment of the single premium for this policy shown on page 3. This policy and the application (a copy of which is attached at issue) constitute the entire contract. The rights conferred by this policy are in addition to those provided by applicable Federal and State laws and regulations.

The contract may not be modified, nor may any of our rights or requirements be waived, except in writing signed by our President, one of our Vice Presidents, or by our Secretary or Treasurer.

INCONTESTABILITY. All statements made in the application are representations and not warranties. We have the right to contest the validity of this policy based on material misstatements made in the application. However, this policy will become incontestable after it has been in effect during the lifetime of the Insured for two years from the Date of Issue shown on page 3.

No statement shall be used to contest a claim unless contained in the application.

AGE AND SEX. If the Insured's age or sex has been misstated, any benefits will be those that the premium paid would have purchased at the correct age and sex.

SUICIDE EXCLUSION. If the Insured commits suicide, while sane or insane, within two years after the Date of Issue shown on page 3, our liability will be limited to the payment of a single sum equal to the premium paid, minus any loan and loan interest.

POLICY PERIODS AND ANNIVERSARIES. Policy years and policy anniversaries are measured from the Register Date. If the end of a policy year is indicated by an age, it ends on the policy anniversary nearest the birthday on which the Insured reaches that age.

REPORTS. Each policy year after the first we will give you a report showing the Death Benefit, the Account Value and the cash value as of the first day of such year. The amount of any existing loan and the accrued loan interest for the previous policy year will also be shown. We will also give you such other reports as may be required by law.

BASIS OF COMPUTATION. Account Values, reserves and net single premiums are based
on  the  Commissioners  1980  Standard  Ordinary  Mortality  Table.   Continuous
functions are used with interest compounded annually at 4%.

The cash values are equal to or more than those required by law. If so required, we have filed a detailed statement of the method of computing cash values with the insurance supervisory official of the jurisdiction in which this policy is delivered. The Tabular Account Value at the end of each policy year equals the tabular reserve. Our expense and mortality results will not adversely affect the dollar amount of insurance benefits or Account Values or cash values.

DETERMINATION AND PAYMENT OF VARIABLE BENEFITS. We will make payments under this policy as follows:

   o A cash value will be paid within 7 days after we receive your policy and request at our Administrative Office;

   o A loan will be paid within 7 days after we receive your request at our Administrative Office; and

   o  The insurance  benefits will be paid within 7 days after we receive at our
      Administrative   Office  proof  of  the  Insured's  death  and  all  other
      requirements deemed necessary before such payment may be made.

We may not be able to determine the value of the assets of the investment divisions if: (1) the New York Stock Exchange is closed; (2) the Securities and Exchange Commission requires trading to be restricted or declares an emergency; or (3) the Securities and Exchange Commission by order permits us to defer payments for the protection of our policy owners. During such times we may defer:

   1. Determination of Account Values;

   2. Determination and payment of cash values;

   3. Payment of loans;

   4. Determination of a change in a Variable Adjustment Amount, and payment of any portion of the Death Benefit equal to the Variable Adjustment Amount;

   5. Any requested transfer of Account Value; and

   6. Use of insurance benefits under the Payment Options.


V85-09-6                             Page 7

                                 PAYMENT OPTIONS

       Payments under these options will not be affected by the investment experience of any investment division after proceeds are applied under such options.

Instead of having the insurance benefits or net cash value paid immediately in one sum, you can choose another form of payment for all or part of them. If you do not arrange for this before the Insured dies, the Beneficiary will have this right when the Insured dies. Arrangements you make, however, cannot be changed by the Beneficiary after the Insured's death. The options are:

1. DEPOSIT OPTION: Left on deposit for a period mutually agreed upon, with interest paid at the end of each month, each 3 months, each 6 months or each 12 months, as chosen.

2.  INSTALMENT OPTIONS:

    A. FIXED PERIOD: Paid in equal instalments for a specified number of years (not more than 30). The instalments will not be less than those shown in the Table of Guaranteed Payments on page 9.

    B. FIXED AMOUNT: Paid in instalments as mutually agreed upon until the amount applied, together with interest on the unpaid balance, is used up.

3.  LIFE INCOME OPTIONS:

    Paid as a monthly income for life in an amount we determine but not less than shown in the Table of Guaranteed Payments on page 9. We guarantee payments for life and in any event for 10 years, 20 years, or until the payments we make equal the amount applied (called "refund certain"), according to the "certain" period chosen.

4. OTHER: We will apply the sum under any other option requested that we make available at the time of the Insured's death or net cash value withdrawal.

We guarantee interest under Option 1 at the rate of 3% a year and under Option 2 at 3-1/2% a year, or such higher rates as we may determine. We may allow excess interest under Options 1 and 2.

The payee under an option may name and change a successor payee for any amount we would otherwise pay the payee's estate.

Any arrangements involving more than one of the options, or a payee who is not a natural person (for example, a corporation) or who is a fiduciary, must have our approval. Also, details of all arrangements will be subject to our rules at the time the arrangement takes effect. These include rules on: the minimum amount we will apply under an option and minimum amounts for installment payments; withdrawal or commutation rights; naming payees and successor payees; and proving age and survival.

Choices (or any later changes) under these options will be made and will take effect in the same way as a change of Beneficiary. Amounts applied under these options will not be subject to the claims of creditors or to legal process, to the extent permitted by law.


V85-09-8                             Page 8

                          TABLE OF GUARANTEED PAYMENTS

                 MINIMUM AMOUNT FOR EACH $1,000 OF ORIGINAL SUM

                               OPTION 2

                        FIXED PERIOD INSTALLMENTS
                        -------------------------

         Number                  Monthly               Annual
         of Years'               Instal-               Instal-
       Installments               ment                  ment
       ------------             --------              ---------

            1                     $84.70              $1000.00
            2                      43.08                508.60
            3                      29.21                344.86
            4                      22.28                263.04
            5                      18.12                213.99

            6                      15.36                181.32
            7                      13.38                158.01
            8                      11.91                140.56
            9                      10.76                127.00
           10                       9.84                116.18

           11                       9.09                107.34
           12                       8.47                 99.98
           13                       7.94                 93.78
           14                       7.49                 88.47
           15                       7.11                 83.89

           16                       6.77                 79.89
           17                       6.47                 76.37
           18                       6.20                 73.25
           19                       5.97                 70.47
           20                       5.76                 67.98

           21                       5.57                 65.74
           22                       5.40                 63.70
           23                       5.24                 61.85
           24                       5.10                 60.17
           25                       4.97                 58.62

           26                       4.84                 57.20
           27                       4.73                 55.90
           28                       4.63                 54.69
           29                       4.54                 53.57
           30                       4.45                 52.53

If installments are paid every 3 months, they will be 25.32% of the annual installments. If they are paid every 6 months, they will be 50.43% of the annual installments.


                                                 OPTION 3

                                            MONTHLY LIFE INCOME
                                            -------------------

                         10 Years Certain               20 Years Certain                Refund Certain
                         ----------------               ----------------                --------------

      AGE             Male           Female           Male          Female           Male           Female
      ---             ----           ------           ----          ------           ----           ------

      50             $4.50            $3.96           $4.27          $3.89           $4.28           $3.87
      51              4.58             4.02            4.32           3.94            4.35            3.93
      52              4.67             4.09            4.38           4.00            4.42            3.99
      53              4.75             4.16            4.44           4.06            4.50            4.05
      54              4.85             4.24            4.50           4.12            4.58            4.11

      55              4.94             4.32            4.56           4.18            4.66            4.18
      56              5.04             4.40            4.62           4.24            4.74            4.25
      57              5.15             4.49            4.68           4.31            4.83            4.33
      58              5.26             4.58            4.74           4.38            4.93            4.41
      59              5.37             4.68            4.81           4.45            5.03            4.49

      60              5.49             4.78            4.86           4.52            5.13            4.58
      61              5.62             4.89            4.92           4.59            5.24            4.67
      62              5.75             5.00            4.98           4.66            5.35            4.77
      63              5.88             5.12            5.04           4.73            5.48            4.88
      64              6.03             5.25            5.09           4.80            5.60            4.99

      65              6.17             5.39            5.14           4.88            5.74            5.10
      66              6.32             5.53            5.19           4.95            5.88            5.22
      67              6.48             5.68            5.24           5.01            6.03            5.35
      68              6.64             5.83            5.28           5.08            6.18            5.49
      69              6.80             6.00            5.32           5.14            6.35            5.64

      70              6.97             6.17            5.35           5.20            6.53            5.79
      71              7.15             6.34            5.38           5.26            6.71            5.96
      72              7.32             6.53            5.41           5.30            6.91            6.13
      73              7.50             6.72            5.43           5.35            7.12            6.32
      74              7.67             6.92            5.45           5.38            7.34            6.52

      75              7.85             7.12            5.47           5.42            7.58            6.73
      76              8.02             7.32            5.48           5.44            7.82            6.96
      77              8.19             7.53            5.49           5.46            8.09            7.21
      78              8.36             7.75            5.50           5.48            8.38            7.47
      79              8.52             7.96            5.50           5.49            8.67            7.75

      80              8.67             8.16            5.51           5.50            9.00            8.05
      81              8.81             8.36            5.51           5.51            9.34            8.39
      82              8.94             8.55            5.51           5.51            9.70            8.73
      83              9.06             8.73            5.51           5.51           10.10            9.12
      84              9.16             8.90            5.51           5.51           10.52            9.53
   85 & over          9.26             9.05            5.51           5.51           10.96            9.97


Amounts for Monthly Life Income are based on age nearest birthday when income starts. Amounts for ages not shown will be furnished on request.


V85-09-8                             Page 9

                                 BASIS OF VALUES

ACTUAL NET RATE OF RETURN (ACTUAL NRR). For each investment division, the Actual NRR for a policy year reflects the division's:

   o  dividends received from the investment company;

   o plus realized and unrealized capital gains of the division's investment in the investment company;

   o minus realized and unrealized capital losses of the division's investment in the investment company;

   o  minus any charges for taxes or amounts set aside as a reserve for taxes;

   o minus a charge not exceeding .50% per year for mortality and expense risks.

The Actual NRR for each investment division will be increased to the extent that expenses of the investment division exceed the charges for securities brokers' commissions, transfer taxes, and other fees relating to securities transactions and a charge for investment management expenses of .25% per year.

The Actual NRR for a period less than a year will be calculated in a consistent manner.

BASE NET RATE OF RETURN (BASE NRR). The Base NRR is 4% per year. (It is a pro-rata part of 4% for periods of less than a year.)

If the Actual NRR for all investment divisions always equals the Base NRR, then:

   o  the Death Benefit will always equal the Face Amount; and

   o the Account Value at the end of each policy year will equal the Tabular Account Value shown on page 3A.

VARIABLE ADJUSTMENT AMOUNT (VAA). The VAA for a policy year is the amount of insurance in effect for that policy year due to investment performance in past years. On each policy anniversary we will determine a new VAA for the next policy year. We will do this independently for each investment division, taking into account the Actual NRR for the last policy year.

For the first policy year the VAA for each investment division is zero. For later policy years, the VAA for each investment division will equal the sum of the VAA Change Amounts for all prior policy years, including the current year. A VAA does not change during a policy year.

VAA CHANGE AMOUNT. For each policy year after the first, the VAA Change Amount for each investment division may be positive or negative. It will equal the product of the following Items (a) and (b) divided by Item (c).

   (a) The Actual NRR for the investment division minus the Base NRR for that policy year.

   (b) The Benefit Base for the investment division as of the last policy anniversary.

   (c) The Net Single Premium per $1.00 of VAA for the current policy anniversary as shown on page 3B.

BENEFIT BASE. For each investment division, the Benefit Base on the Register Date is the product of the following Items (1) and (2):

   (1)  The Allocation Percentage designated in the application for this policy.

   (2)  The Net Single Premium Amount shown on page 3.

On policy anniversaries, the Benefit Base for an investment division is the sum of the following Items (1) and (2), minus Item (3):

   (1) The Tabular Account Value on that anniversary, multiplied by the following amount immediately before that anniversary: The Benefit Base in that investment division divided by the sum of the Benefit Bases for all investment divisions in which you have an Account Value.

   (2) The Net Single Premium for the VAA for that investment division on that anniversary.

   (3) Any outstanding loan, plus interest for the investment division as of that policy anniversary.

The Net Single Premium Amount, Tabular Account and Cash Values and Net Single Premiums for the VAA are shown on pages 3, 3A and 3B, respectively.


V85-09-10                            Page 10

For each investment division, the VAA Change Amount will also reflect the effect of:

   1.   All new policy loans and repayments during the previous policy year; and

   2. All transfers of Account Value to or from that investment division during the previous policy year.

CALCULATION OF ACCOUNT VALUES. The Account Value of this policy on the Register Date is the net single premium shown on page 3. The Account Value of this policy on any date after the Register Date is the sum of your Account Values in each investment division on that date. Your Account Value in each investment division on any date is the sum of the following Items (1), (2) and (3):

   (1) The tabular cash value on that date, multiplied by the following amount immediately before that date: The Account Value in that investment division divided by the sum of your Account Values in all of the investment divisions.

   (2) The Net Single Premium on that date for the current VAA for that investment division.

   (3) If the date is not a policy anniversary, the product of the following Items (a) and (b):

        (a) The Actual NRR for the investment division minus the Base NRR for the time elapsed since the last policy anniversary.

        (b) The Benefit Base for that investment division on the last policy anniversary.

For each investment division, the Account Value will also reflect the effect of:

   1.   All new policy loans and repayments  since the last policy  anniversary;
        and

   2. All transfers of Account Value to or from that investment division since the last policy anniversary.

If for any reason the Account Value in an investment division is zero, we will cancel the VAA and any policy loan as to such investment division and reallocate them to each other investment division proportionately.

TABULAR ACCOUNT AND CASH VALUES (TAV AND TCV). The tables of TAV's and TCV's on page 3A show them at the end of the first 20 policy years and at certain attained ages. We will determine the TAV and TCV on other dates in a consistent manner with allowance for time elapsed. Any TAV's and TCV's not shown will be furnished on request.


V85-09                               Page 11

--------------------------------------------------------------------------------
   PART 1 OF AN APPLICATION FOR INDIVIDUAL VARIABLE LIFE INSURANCE TO |_|JUV.
           EQUITABLE VARIABLE LIFE INSURANCE COMPANY (EVLICO)         |_|OPAI

--------------------------------------------------------------------------------
1.  PROPOSED INSURED
    a. Print name as it is to appear on policy.
_______RICHARD___________________________ROE____________________________________
       First      Middle Initial          Last
b. |X| Mr.   |_| Miss    |_| Mrs.    |_| Ms.      |_| Other Title___________
c. List all current occupations -- Give Title(s) and Duties _____________CORPORATE ATTORNEY_________________________________________________
________________________________________________________________________________
d.  Date of Birth:  Mo.__3__ Day__1__ Yr. 19__50__
e.  Age Nearest Birthday: ___35___
f.  Place of Birth:  State of ___NEW YORK___
g.  Residence:  State of ___NEW YORK___
h.  |X| Male        |_| Female

2.  PLAN                                                     INITIAL FACE AMOUNT
    ____SINGLE PREMIUM VARIABLE LIFE______________________       $______________
    If Flexible Prem., will the Death Benefit include the value of the Account?
                                   |_| No (Option A)          |_| Yes (Option B)
    INVESTMENT DIVISION ALLOCATION (WHOLE NUMBERS ONLY)
    Common Stock        __50%__          _________________          ___________%
    Money Market        __50___          _________________          ___________
    _______________     _______          _________________          ___________
    _______________     _______          _________________          ___________
    _______________     _______          _________________          ___________
    _______________     _______          _________________          ___________
                                                                        100%
3.  OPTIONAL BENEFITS
    |_|  Accidental Death Benefit* (Specify Amount):            $____________
    |_| Option to Purchase Add'l Ins. (Issue ages to 37 only): $____________ |_| Disability Premium Waiver* |_| Disability Benefit-Flexible Prem. Pol.*
                                     |_| Waive Cost of Insurance
                                     |_| Credit $_____________ per _____________
    Term Riders:
        Decreasing Term                                             Per Month
              |_| Family Income:   ______Years                  $____________
              |_| Mortgage Prot.:  ______Years  Initial Amt.:   $____________
        Renewable Term                           Yearly  10 Yr.
              |_| On Insured:                      |_|    |_|   $____________
              |_| On Add'l. Insured (See page 2):  |_|    |_|   $____________
        |_| Increasing Term
        |_| Children's Term (See page 2):      $__________Units______________
    *If Proposed Insured is a Child (Issue Age 0-14) see Limitations on p.2.

4. BENEFICIARY FOR INSURANCE ON PROPOSED INSURED. Include FULL NAME and RELATIONSHIP to Proposed Insured.
    ____________________________MARGARET  H. ROE, WIFE__________________________
    ____________________________________________________________________________

    Unless otherwise requested, the contingent beneficiary will be the surviving children of the Insured, in equal shares. If none survive, payment will be made to the Insured's estate.

    THE BENEFICIARY UNDER ANY TERM INSURANCE RIDER on an Additional Insured or on a Child will be as stated in those riders, unless otherwise designated in Special Instructions.

5.  OWNER Owner's Soc. Sec. or Tax No.  |0|0|0|0|0|0|0|0|0| |
    The Owner is |X| Proposed Insured        |_| Applicant for Child (See 10.c.)
    |_|  Other (Give Full Name):
    ____________________________________________________________________________
    If "Other," complete the following:
       |_| Mr.    |_| Miss   |_| Mrs.   |_| Ms.     |_| Other Title_____________
    Relationship to Insured_____________________________________________________
    Specify a successor Owner if desired
    ____________________________________________________________________________
    If the Proposed Insured or the Applicant for a Child is not the Owner and if all persons designated die before the Insured, the Owner will be the estate of the last of such persons to die except where the Insured is a Child (see
    Note in 10.c.).

6.  MAILING ADDRESS  |_| Business (Give Full Name)  |x| Residence
    |1|0|0|_|S|P|E|C|M|E|N|_|S|T|.|_|_|_|_|_|_|_|_|_|0|9|_|_|
         No.        Street                          Apt.
    |N|E|W| |Y|O|R|K|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
          City
    |N|E|W| |Y|O|R|K|_|_|_|_|_|_|_|_|_|_|_|1|0|0|0|1|
          State                               Zip

7.  PREMIUM PAYMENT PLAN
Check mode, and if Flexible Premium complete the following:
    Initial Prem. Payment $ _______________________________
    Planned Periodic Prems. $ _____________________________
      |_| Do not send premium reminder notices
    | | Annual      |_| Semi-Annual        |_|Quarterly
    |_| Monthly     |_| System-Matic (Attach S-M Form)
    |X| Single
    |_| Military Allotment:  Branch  __________________________
                             Register Date_____________________
    |_| Salary Allotment:    Register Date_____________________
        Unit Name______________________________________________
        Unit/Sub-Unit No. if established:
        |__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|__|
        Divisible by |_| 2   |_| 4     Payroll No.________________
    |_| Hold Premium  $______________________
8.  SUITABILITY
a. Have you the Proposed Insured and the Purchaser if other than the Proposed Insured received: (i) a Prospectus for the policy applied for?
                                                   |_|Yes   |_|  No
        Date of Prospectus _________________________________________
        Date of any supplement _____________________________________
        (ii) a Prospectus for The Hudson River Fund, Inc.
                                                   |_|Yes   |_|  No
        Date of Prospectus _________________________________________
        Date of any supplement _____________________________________

b. Do you understand that, under the policy applied for (exclusive of any optional benefits), the amount of the death benefit and the cash surender value may increase or decrease depending upon investment experience (if the policy has a guaranteed minimum death benefit or cash surrender value it is only the amount above such minimum that may increase or decrease)?
                                                    |_| Yes    |_| No

c.  With this in mind,  is the policy in accord with your  insurance  objectives
    and your anticipated financial needs?           |_| Yes    |_|  No
9.  SPECIAL INSTRUCTIONS

a.  |_| Preliminary Term (PT) period of ________ days
        ending _______________ .  PT Premium $_______
                Mo.  Day  Yr.
b.  |_| Date to save insurance age: _____________
c. |_| Check here to request an adjustable policy loan interest rate (if available) instead of a fixed rate.
d.  Other:
_________________________________________
_________________________________________
_________________________________________
_________________________________________
_________________________________________

--------------------------------------------------------------------------------
NOTE: UPON REQUEST, WE WILL FURNISH ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS AND CASH VALUES, FOR (A) THE VARIABLE LIFE INSURANCE POLICY APPLIED FOR AND (B) A FIXED BENEFIT LIFE INSURANCE POLICY FOR THE SAME PREMIUM.
--------------------------------------------------------------------------------

EV4-200Q                                                                       1

10. COMPLETE IF PROPOSED INSURED IS A CHILD (ISSUE AGES 0-14).

a.  Will  there be more  life  insurance  in  effect on the Child
    than on any older child in the family?     |_| Yes  |_| No
    If yes, explain:  ___________________________________________
    _____________________________________________________________

b.  APPLICANT-COMPLETE IF OTHER THAN THE CHILD.
    i.   _________________________________________________________
             First Name       Middle Initial       Last Name
    ii.  |_|  Mr.   |_|   Miss  |_|  Mrs.   |_|  Ms.   |_|   Other Title_______
    iii. Date of Birth___________________________________19____
                                Month      Day            Year
    iv.  |_| Male        |_| Female
    v.   Relationship to Child:___________________________________
    vi.  Total Life Insurance now in effect:  $  _________________

c. OWNER. If the Applicant is to be the Owner, after the Applicant's death the Child will be the Owner unless otherwise designated in Special Instructions (in any such designation include Owner's FULL NAME, RELATIONSHIP to Child, and Social Security or Tax Number).

    NOTE: Consider designating an adult secondary Owner to reduce the chance of a minor Child becoming the Owner. If all persons designated die before the Child, the Owner will be the Child.

d.  OPTIONAL BENEFIT ON APPLICANT.
    |_| Supplemental Protective Benefit. Give Applicant's:
    i.  Age Nearest          ii.  Place of
        Birthday ______________   Birth_____________
                                          State
    iii. Height______Ft.____In. Weight______lbs.
    iv.  Occupations-Give Title(s) and Duties:__________________________________
        ________________________________________________________________________
    ALSO ANSWER QUESTIONS ON PAGE 3 AS TO APPLICANT.

e. LIMITATIONS ON CHILD'S ADB AND DPW BENEFITS. If the Accidental Death Benefit is applied for on the Child, the benefit is payable only if the Child dies after the Child's first birthday.

    If the Disability Premium Waiver Benefit is applied for on the Child, the benefit is effective only if the Child becomes totally disabled on or after the Child's 5th birthday.

--------------------------------------------------------------------------------
11. COMPLETE FOR CHILDREN'S TERM RIDER.

    Give Names of Children below and answer the Questions on page 3 as to each Child.

    CHILDREN PROPOSED FOR INSURANCE:
    NOTE: To be eligible, children (including stepchildren and legally adopted children) must not yet have reached their 18th birthday. Coverage
           does not begin until a child is 15 days old.            DATE OF BIRTH
--------------------------------------------------------------------------------
       First Name         Middle Initial     Last Name       |SEX| MO.| DAY| YR.
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

12. COMPLETE FOR RENEWABLE TERM RIDER ON ADDITIONAL INSURED.

Complete below and answer the Questions on page 3 as to the Additional Insured.

PROPOSED ADDITIONAL INSURED
a.  Print name as it is to appear on the Policy.
________________________________________________________________________________
    First                     Middle Initial               Last
b.  List all current occupations -- Give Title(s) and Duties.
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
c.  Date of Birth:  Mo.__________ Day________ Yr. 19____
d.  Age Nearest Birthday _______________________________
e.  Place of Birth:  State of __________________________
f.  Residence:  State of________________________________
g.  |_| Male         |_| Female
h.  Owner's Relationship to Additional Insured:_________________________________
________________________________________________________________________________

--------------------------------------------------------------------------------
13. COMPLETE IF USING EXISTING OPTION TO PURCHASE INSURANCE.

 i. Existing Individual Policy No. _________________________
ii. Option Date_______ iii.  Option Amount:  $______________
iv. |_|  Regular Option or
    |_|  Option on Birth or Adoption of Child
         Child's Name _______________________________________
         Date of Birth or Adoption___________________________
 v. If applying for  Disability  Premium  Waiver,  is Proposed  Insured now
    totally   disabled  as  defined  in  the  Disability   Premium  Waiver
    provision of the above policy? |_| Yes  |_| No

This application is made under a provision in the policy indicated above permitting the purchase of individual life insurance (the "Option Provision").

If this application is made within the time allowed and in accordance with the other terms in the Option Provision, including timely payment of the full first premium for the option insurance, then the option insurance shall take effect upon the terms of the policy EVLICO would issue. Otherwise, the option insurance shall not take effect.

Answer the Questions on page 3 only if evidence of insurability is required in connection with an optional benefit or any excess of the insurance amount applied for over the insurance amount permitted by the Option Provision (the option insurance).


EV4-200Q                                                                       2

OTHER INFORMATION -- HAS ANY PERSON PROPOSED FOR INSURANCE:

14.a. Ever had a driver's license suspended or revoked or, within the last three years, been convicted of two or more moving violations or driving under the influence of alcohol or drugs? (Give full details -- including dates, types of violation, and reason for license suspension or revocation.) |_| Yes |X| No

b. Any plan to travel or reside outside the U.S.? (Give full details.)
                                                                  |_| Yes |X| No

c. Any other life  insurance now in effect or  application  now pending?  (State
companies and amounts.)                                           |_| Yes |X| No

d. Smoked cigarettes within the last 12 months?                   |_| Yes |X| No

15.a. In the last year flown other than as a passenger or plan to do so?
                                                                  |_| Yes |X| No
If yes:  Total flying time at present________________ Hours;
Last 12 mos.________Hours;  Next 12 mos._________Est. Hours.
(Complete Aviation Supplement for pilot instruction; competitive, test, stunt or military flying; or crop dusting.)

b. Engaged within the last year, or any plan to engage in motor racing on land or water, underwater diving, sky diving, ballooning, hang-gliding or
parachuting? (If yes, complete Avocation Supplement.)             |_| Yes |X| No

c. Ever had an application for life or health insurance declined, that required an extra premium or was otherwise modified? (Give full details.) |_| Yes |X| No

d. Replaced or changed any existing insurance or annuity (or any plan to do so) assuming the insurance applied for will be issued? (State companies, plans and
amounts.)                                                         |_| Yes |X| No

ANSWER QUESTIONS 16, 17 AND 18 ONLY IF NON-MEDICAL.
16.  Proposed Insured:__________Height___6____Ft.____1____In.  Weight__185__lbs.
     Additional Insured:________Height________Ft._________In.  Weight_______lbs.

HAS ANY PERSON PROPOSED FOR INSURANCE:
17.a. Ever been treated for or had any indication of heart trouble, stroke, high blood pressure, chest pain, diabetes, tumor or cancer? (Give full details.)
                                                                  |_| Yes |X| No

b. In the last 5 years, consulted a physician, or been examined or treated at a hospital or other medical facility? (Include medical check-ups in the last 2 years. Do not include colds, minor virus infections, minor injuries, or normal
pregnancy.) (Give full details.)                                  |_| Yes |X| No

18.a. In the last 10 years used barbiturates, amphetamines, hallucinatory drugs
or narcotics? (Give full details.)                                |_| Yes |X| No

b. In the last 10 years  received  counseling or treatment regarding the use of
alcohol or drugs? (Give full details.)                            |_| Yes  |X|No

19. DETAILS. For each yes answer give Question number, name of person(s) affected and full details. For 17 and 18 also include conditions, dates, durations, treatment and results, and names and addresses of physicians and medical facilities.

No.    Name of Person Affected                 Details
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

20. COMPLETE  IF FIRST PREMIUM IS PAID BEFORE THE POLICY IS  DELIVERED:
Have the undersigned read and do they agree to the conditions of EVLICO's Temporary Insurance Agreement, including (i) the requirement that all of the conditions in that Agreement must be met before any insurance takes effect, and
(ii) the $250,000 insurance amount limitation? |_| YES |_| NO (If "No," a premium may not be paid before the policy is delivered.)
AMOUNT  PAID: $___________. (Draw checks to order of EVLICO.)

AGREEMENT.  Each signer of this application agrees that:
(1) The statements and answers in all parts of this application are true and complete to the best of my knowledge and belief. EVLICO may rely on them in acting on this application.

(2) EVLICO's Temporary Insurance Agreement states the conditions that must be met before any insurance takes effect, if the full first premium for the policy applied for is paid before the policy is delivered.

(3) EXCEPT AS STATED IN THE TEMPORARY INSURANCE AGREEMENT, NO INSURANCE SHALL TAKE EFFECT ON THIS APPLICATION: (A) UNTIL A POLICY IS DELIVERED AND THE FULL FIRST PREMIUM FOR IT IS PAID WHILE THE PROPOSED INSURED IS LIVING; (B) BEFORE ANY REGISTER DATE SPECIFIED IN THIS APPLICATION; AND (C) UNLESS TO THE BEST OF MY KNOWLEDGE AND BELIEF THE STATEMENTS AND ANSWERS IN ALL PARTS OF THIS APPLICATION CONTINUE TO BE TRUE AND COMPLETE, WITHOUT MATERIAL CHANGE, AS OF THE TIME SUCH PREMIUM IS PAID.

(4) No agent or medical examiner has authority to modify this Agreement or the Temporary Insurance Agreement, nor to waive any of EVLICO's rights or requirements. EVLICO shall not be bound by any information unless it is stated in application Part 1, 1A or 2.

--------------------------------------------------------------------------------
Signature of Agent________/s/ John Q. Agent_____________________________________

IT IS UNDERSTOOD THAT UNDER THE POLICY APPLIED FOR (EXCLUSIVE OF ANY OPTIONAL BENEFITS) THE AMOUNT OF THE DEATH BENEFIT AND THE CASH SURRENDER VALUE MAY INCREASE OR DECREASE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT (IF THE POLICY HAS A GUARANTEED MINIMUM DEATH BENEFIT OR CASH SURRENDER VALUE IT IS ONLY THE AMOUNT ABOVE SUCH MINIMUM THAT MAY INCREASE OR DECREASE).

Dated at __NEW YORK_____NY__________________on___3/1_____19__85__
              City     State
(X)___/s/ Richard Roe___________________________________________________________
Signature of Proposed Insured or of Applicant if Proposed Insured is a Child, Issue Age 0-14.

________________________________________________________________________________
Signature of Additional Insured if required.

________________________________________________________________________________
Signature of Purchaser if not Proposed Insured or Applicant.
(If corp. show firm's name and signature of authorized officer.)

EV4-200Q                                                                       3

VARIABLE
LIFE
INSURANCE
POLICY

                                  EQUITABLE
                         VARIABLE LIFE INSURANCE COMPANY
                                  [EVLICO LOGO]
            Home Office: 1285 Avenue of the Americas, New York, New York 10019


          Single Premium Whole Life Plan -- Level Face Amount. Variable insurance payable upon death. Guaranteed Minimum Death Benefit.
          Non-Participating. Investment experience reflected in benefits. Investment options described on page 6.

No. 85-09